                                                              EXHIBIT (h)(33)(b)

                          AMENDMENT NO. 2 TO AGREEMENT

     This AMENDMENT NO. 2 ("Amendment") effective as of January 1, 2005 to the AGREEMENT (the "Administrative Services Agreement") dated as of February 1, 2000, by and among, AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas corporation ("AGL") and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (formerly, Morgan Stanley Asset Management Inc. and Morgan Stanley Dean Witter Investment Management Inc.), a Delaware corporation (the "Adviser").

     WHEREAS, AGL and the Adviser have entered into an Administrative Services Agreement, as such agreement may be amended from time to time; and

     WHEREAS, the parties desire to amend the Administrative Services Agreement to add to Schedule Two of the Administrative Services Agreement the Contracts of the Company relating to the Platinum Investor IV Variable Life Insurance Policies ("Platinum Investor IV").

     NOW, THEREFORE, in consideration their mutual promises, the Parties agree as follows:

     1. Schedule Two to the Administrative Services Agreement, a revised copy of which is attached hereto, is hereby amended and restated to add Platinum Investor IV.

     2. Except as amended hereby the Administrative Services Agreement is hereby ratified and confirmed in all respects.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal hereunder affixed hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY

                                            ATTEST:


By:                                         By:
    -------------------------------             --------------------------------
Name:                                       Name:
Title:                                      Title:

                                            [Corporate Seal]

MORGAN STANLEY INVESTMENT MANAGEMENT INC.


By:
    -------------------------------
Name:
Title

                                  SCHEDULE TWO

                  VARIABLE LIFE INSURANCE AND ANNUITY CONTRACTS
                             COVERED UNDER AGREEMENT

1.   Generations combinations Fixed and Variable Annuity
     Form Nos. 95020 and 95021)

2.   Platinum I and Platinum II Flexible Premium Variable Life Insurance
     Policies
     (Form Nos. 97600 and 97610)

3.   Legacy Plus Flexible Premium Variable Life Insurance Policies
     (Form No. 98615)

4.   Platinum Investor Variable Annuity
     (Form No. 98020)

5.   Corporate America - Variable Life Insurance Policies
     (Form No. 99301)

6.   Platinum Investor Survivor Variable Life Insurance Policies
     (Form No. 99206)

7.   Platinum Investor III Variable Life Insurance Policies
     (Form No. 00600) (effective November 1, 2000)

8. Platinum Investor Survivor II Variable Life Insurance Policies (Form No. 01206) (effective October 10, 2001)

9.   Platinum Investor PLUS Variable Life Insurance Policies
     (Form No. 02600) (effective May 14, 2002)

10.  Platinum Investor Immediate Variable Annuities
     (Form No. 03017) (effective January 15, 2004)

11. Platinum Investor FlexDirector Variable Life Insurance Policies (Form No. 03601) (effective February 12, 2004)

12.  Platinum Investor IV Variable Life Insurance Policies
     (Form No. 04604) (effective January 1, 2005)

                                       3